EXHIBIT 10.2

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

among

ARBY'S RESTAURANT GROUP, INC.

as a Grantor

and

ARBY'S RESTAURANT HOLDINGS, LLC

as a Grantor

WENDY'S INTERNATIONAL HOLDINGS, LLC

as a Grantor

WENDY'S INTERNATIONAL, INC.

as a Grantor

and

TRIARC RESTAURANT HOLDINGS, LLC

as a Grantor

and

Each Other Grantor

From Time to Time Party Hereto

and

CITICORP NORTH AMERICA, INC.

as Collateral Agent

________________________________

Dated as of July 25, 2005

Amended and Restated as of March 11, 2009

________________________________

TABLE OF CONTENTS

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ANNEXES AND SCHEDULES

Annex 1	Form of Deposit Account Control Agreement
Annex 2	Form of Securities Account Control Agreement
Annex 3	Form of Pledge Amendment
Annex 4	Form of Joinder Agreement
Annex 5	Form of Short Form Intellectual Property Security Agreement
Schedule 3.2	Exclusions to Perfection

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PLEDGE AND SECURITY AGREEMENT, dated as of July 25, 2005 and amended and restated as of March 11, 2009, by ARBY'S RESTAURANT GROUP, INC., a Delaware corporation (“Borrower”), ARBY'S RESTAURANT HOLDINGS, LLC, a Delaware limited liability company (“Holdco Co-Borrower”), WENDY'S INTERNATIONAL, INC., an Ohio corporation (“WII Co-Borrower”), WENDY'S INTERNATIONAL HOLDINGS, LLC, a Delaware limited liability company (“Ultimate Parent Co-Borrower” and together with Holdco Co-Borrower, WII Co-Borrower and Borrower, “Borrowers”), TRIARC RESTAURANT HOLDINGS, LLC, a Delaware limited liability company (“Parent”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.10 hereof (each a “Grantor” and collectively, together with Holdco Co-Borrower, Ultimate Parent Co-Borrower, Parent and Borrower, the “Grantors”), in favor of CITICORP NORTH AMERICA, INC. (“CNAI”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the credit agreement dated as of July 25, 2005 (as amended up to, but not including, the date hereof, the “Original Credit Agreement”), among Holdco Co-Borrower, Parent, Borrower, CNAI as administrative agent, the Lenders and Issuer party thereto, the Collateral Agent, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch, as co-syndication agents, and Wachovia Bank, National Association, SunTrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents, the Lenders and the Issuer severally agreed to make extensions of credit to Holdco Co-Borrower and Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Grantors other than Borrower are party to the Guaranty pursuant to which they guaranteed the Secured Obligations; and

WHEREAS, it was a condition precedent to the obligation of the Lenders and the Issuer to make their respective extensions of credit to Holdco Co-Borrower and Borrower under the Original Credit Agreement that the Grantors shall have executed and delivered that certain pledge and security agreement, dated as of July 25, 2005, among Borrower, Holdco Co-Borrower, Parent, and each of the other entities listed on the signature pages thereof or that became a party thereto in favor of CNAI as collateral agent prior to the Restatement Effective Date (the “Original Security Agreement”);

WHEREAS, pursuant to Section 11.1 of the Original Credit Agreement, the Original Credit Agreement is being amended and restated concurrently with the Restatement Effective Date with the consent of the Requisite Lenders under the Original Credit Agreement.

WHEREAS, it is a condition precedent to extensions of credit under the Credit Agreement (defined below) that each Grantor shall have executed and delivered to the Collateral Agent this Agreement;

WHEREAS, pursuant to Section 7.1 of the Original Security Agreement, the Original Security Agreement is being amended and restated concurrently with the Restatement Effective Date with the consent of the Requisite Lenders under the Original Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and to induce the Lenders, the Issuer, the Collateral Agent, and the other Agents to enter into the Credit Agreement and to induce certain Lenders and the Issuer to make their respective extensions of credit to Holdco Co-Borrower, Ultimate Parent Co-Borrower, WII Co-Borrower and Borrower thereunder, each Grantor hereby agrees with the Collateral Agent to amend and restate the Original Security Agreement as follows:

ARTICLE I	DEFINED TERMS
Section 1.1	Definitions

(a)       Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

(b)       Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):

“Account”

“Account Debtor”

“Certificated Security”

“Chattel Paper”

“Commercial Tort Claim”

“Commodity Account”

“Control Account”

“Deposit Account”

“Documents”

“Entitlement Holder”

“Entitlement Order”

“Equipment”

“Financial Asset”

“General Intangible”

“Goods”

“Instruments”

“Inventory”

“Investment Property”

“Letter-of-Credit Right”

“Letters of Credit”

“Proceeds”

“Securities Account”

“Securities Intermediary”

“Security”

“Security Entitlement”

“Supporting Obligations”

(c)	The following terms shall have the following meanings:

“2011/2014 Indenture” means that certain Indenture, dated as of November 13, 2001, entered into by the Borrower in connection with the issuance of the 2011 Notes and the 2014 Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith.

“2011 Notes” means the 6.250% Senior Notes due 2011, issued under the 2011/2014 Indenture.

“2014 Notes” means the 6.20% Senior Notes due 2014, issued under the 2011/2014 Indenture.

“2025 Debentures” means the 7.00% Debentures due 2025, issued under the 2025 Indenture.

“2025 Indenture” means that certain Indenture, dated as of December 14, 1995, entered into by the Borrower in connection with the issuance of the 2025 Debentures, together with all instruments and other agreements entered into by the Borrower in connection therewith.

“Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the Restatement Effective Date and in which a security interest is granted pursuant to Section 2.2, including, to the extent a security interest is granted therein pursuant to Section 2.2, (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the Restatement Effective Date, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. “Additional Pledged Collateral” may be General Intangibles, Instruments or Investment Property.

“Agreement” means this Amended and Restated Pledge and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral” has the meaning specified in Section 2.1.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to reproduce, copy, publicly perform, create derivative works, distribute, display, transmit, sue, receive proceeds and damages thereunder, exploit or sell materials derived from any Copyright, or otherwise exploit rights under any Copyright.

“Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof (or any treaty or international organization or body or political subdivision thereof), whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection

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therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.

“Credit Agreement” means the amended and restated credit agreement, dated as of the Restatement Effective Date, among Borrower, Holdco Co-Borrower, WII Co-Borrower, Ultimate Parent Co-Borrower, Parent, the Lenders party thereto, CNAI, as administrative agent for the Lenders and the Issuers and as collateral agent for the Secured Parties, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch, as co-syndication agents for the Lenders and the Issuers, Wachovia Bank, National Association, Suntrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents for the Lenders and the Issuers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Deposit Account Control Agreement” means a letter agreement, substantially in the form of Annex 1 (with such changes as may be agreed to by the Collateral Agent) or such other form as agreed to by the Collateral Agent, executed by the Grantor, the Collateral Agent and the relevant financial institution.

“Excluded Equity” means (i) any Voting Stock in excess of 65% of the total outstanding Voting Stock of any Foreign Non-Guarantor that is a direct Subsidiary of a Loan Party and all stock of any Foreign Non-Guarantor that is not a direct Subsidiary of a Loan Party, (ii) the Stock of PVAC, LLC, so long as the Constituent Documents of PVAC, LLC would prohibit the pledge of such Stock hereunder, (iii) the Stock of WNAP, (iv) the Stock of Foreign Non-Guarantors that are Subsidiaries of WII Co-Borrower if and only so long as such Subsidiaries are Immaterial Subsidiaries and (v) the Stock of Pasta Pomodoro, Inc., so long as the pledge of such Stock would constitute a “Qualified Transfer” under the Certificate of Designations of Series C Preferred Stock referred to in the Third Amended and Restated Stockholders’ Agreement, dated as of October 12, 2004, by and among Pasta Pomodoro, Inc. and the stockholders listed on the signature pages thereof. For the purposes of this definition, “Voting Stock” means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit, lease, license, contract, instrument or other agreement (including, without limitation, internet domain names) held by any Grantor that prohibits or requires the consent of any Person other than Borrowers and their Affiliates as a condition to the assignment thereof or to the creation by such Grantor of a Lien thereon, or any permit, lease, license, contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon or the assignment thereof, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) Equipment owned by any Grantor that is subject to a purchase money Lien (including, for the avoidance of doubt, in connection with purchase money financings of Equipment entered into within 180 days after the purchase thereof so long as the Lien in respect thereof is otherwise permitted under the Credit Agreement) or a Capital Lease, in each case, permitted under the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease) prohibits, or requires the consent of any Person other than Borrowers and their Affiliates as a condition to, the creation of any other Lien on such Equipment, or establishes any other condition for an assignment thereof that cannot be satisfied without involving, or granting benefits to, a party other than the Borrowers and their Affiliates, (iv) any Deposit Account or Securities Account established by one or more Grantors for the sole purpose of depositing funds (or Cash Equivalents) in connection with the discharge of the 2011 Notes as contemplated by the Credit Agreement, (v) each U.S. application to register any Trademark prior to the filing under applicable law of a verified statement of use (or equivalent) for such Trademark, (vi) any Investment Property, Pledged Stock or Pledged Debt Instrument or joint venture or similar agreement to the extent that a grant of a security interest in such Investment Property, Pledged Stock or Pledged Debt Instrument or agreement pursuant to this Agreement would be prohibited by or requires any consent under the Joint Venture Agreement, dated as of April 18, 1990, between Wendy’s International, Inc. and Wyoming Realty, Inc. establishing Wendcreek Venture, provided that such security interest shall attach immediately at such time as the prohibition ceases to be in effect or such consent is obtained and (vii) with respect to the New Entities, any aircraft; provided, however, that “Excluded Property” listed in clauses (i), (ii), (v) and (vi) above shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“Indenture Threshold Amount” has the meaning specified in Section 2.2.

“Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor, whether arising under United States, multinational or foreign laws or otherwise, with respect to Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and Internet domain names, and all rights to sue at law or in equity for any rights thereunder (including, without limitation, infringement, invalidity, dilution or other impairment thereof), including the right to receive all proceeds and damages therefrom.

“LLC” means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 10(a) and Schedule 10(b) to the Perfection Certificate.

“LLC Agreement” means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Limited Entities” means the collective reference to Scioto Insurance Company, a Vermont corporation, and Oldemark LLC, a Vermont limited liability company, each a “Limited Entity,” in each case, so long as and only so long as (i) Scioto Insurance Company is regulated as a captive insurance company pursuant to chapter 141 of the Vermont Statutes Annotated or successor statute, or other similar statute as may apply in the event such entity changes its state of domicile, and (ii) in the case of Oldemark LLC, (in addition to (i)) it is an asset of Scioto Insurance Company.

“Material Intellectual Property” means Intellectual Property owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Original Credit Agreement” has the meaning specified in the recitals hereto.

“Original Security Agreement” has the meaning specified in the recitals hereto.

“paid in full” and “payment in full” mean, with respect to any Secured Obligation, the occurrence of all of the following: (a) with respect to such Secured Obligations other than (i) contingent indemnification obligations, Hedging Contract Obligations and Cash Management Obligations not then due and payable and (ii) to the extent covered by clause (b) below, obligations with respect to undrawn Letters of Credit, payment in full thereof in cash (or otherwise to the written satisfaction of the Secured Parties owed such Secured Obligations), (b) with respect to any undrawn Letter of Credit, the obligations under which are included in such Secured Obligations, (i) the cancellation thereof and payment in full of all resulting Secured Obligations pursuant to clause (a) above or (ii) the receipt of cash collateral (or a backstop letter of credit in respect thereof on terms acceptable to the applicable Issuer of the Letters of Credit and the Administrative Agent) in an amount at least equal to 102% of the Letter of Credit Obligations for such Letter of Credit and (c) if such Secured Obligations consist of all the Secured Obligations under one or more Facilities, termination of all Commitments and all other obligations of the Secured Parties in respect of such Facilities under the Loan Documents.

“Partnership” means each partnership in which a Grantor has an interest, including those set forth on Schedule 10(a) and Schedule 10(b) to the Perfection Certificate.

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Patents” means (a) all patents issued by the United States, any other country or any political subdivision thereof (or any treaty or international organization or body or political subdivision thereof) and all reissues and extensions thereof, (b) all patent applications in the United States or any other country or any political subdivision thereof (or any treaty or international organization or body or political subdivision thereof) and all divisionals, continuations, continuations-in-part, re-issues and extensions thereof and (c) all rights to obtain any reissues or extensions of any of the foregoing.

“Patent License” means any written or material oral agreement providing for the grant by or to any Grantor of any right under a Patent, including the right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent, including the right to sue and receive all proceeds thereunder.

“Perfection Certificate” means the Perfection Certificate, dated as of the Restatement Effective Date, executed by each of the Grantors and delivered to the Collateral Agent.

“Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 10(a) or Schedule 10(b) to the Perfection Certificate other than Excluded Equity.

“Pledged Collateral” means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor, all chattel paper, certificates or other

Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may, without limitation, be General Intangibles, Instruments or Investment Property.

“Pledged Debt Instruments” means all Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 11 to the Perfection Certificate, issued by the obligors named therein.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock. For purposes of this Agreement, the term “Pledged Stock” shall not include any Excluded Equity.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.

“Restatement Effective Date” means March 11, 2009.

“Restricted Property” has the meaning specified in Section 2.2.

“Securities Account Control Agreement” means a letter agreement, substantially in the form of Annex 2 (with such changes as may be agreed to by the Collateral Agent) or such other form as agreed to by the Collateral Agent, executed by the relevant Grantor, the Collateral Agent and the relevant Approved Securities Intermediary.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Note Indentures” means the 2011/2014 Indenture and the 2025 Indenture.

“Senior Notes” means the 2011 Notes, the 2014 Notes and the 2025 Debentures.

“Trademark License” means any written or material oral agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, the right to sue and receive proceeds and damages thereunder.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, designs, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof (or any treaty or international organization or body or political subdivision thereof), and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and any Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

“Vermont Commissioner” means the Commissioner of the Vermont Department of Banking, Insurance, Securities & Health Care Administration.

“WNAP” means Wendy’s National Advertising Program, Inc., an Ohio corporation.

Section 1.2	Certain Other Terms

(a)       In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b)       The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

(c)       References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement, unless otherwise specified.

(d)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)       Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.

(f)        Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.

(g)       The term “including” means “including without limitation” except when used in the computation of time periods.

(h)       The terms “Lender,” “Issuer,” “Administrative Agent,” “Collateral Agent,” “Agent” and “Secured Party” include their respective successors.

(i)        References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

Section 1.3	Perfection Certificate

The parties hereto agree that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are incorporated herein and shall at all times remain a part of this Agreement.

ARTICLE II	GRANT OF SECURITY INTEREST
Section 2.1	Collateral

For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)	all Accounts;
(b)	all Chattel Paper;
(c)	all Deposit Accounts;
(d)	all Documents;
(e)	all Equipment;
(f)	all General Intangibles;
(g)	all Instruments;

(h)       all Intellectual Property, other than intent-to-use applications until such applications mature into registered trademarks;

(i)	all Inventory;
(j)	all Investment Property;
(k)	all Letter-of-Credit Rights;
(l)	all Vehicles;

(m)      the Commercial Tort Claims described on Schedule 13 to the Perfection Certificate or of which the Collateral Agent is notified pursuant to Section 4.10;

(n)       to the extent determined to be the property of any Grantor, the Escrow Account and all interests in items in the Escrow Account;

(o)	all Supporting Obligations;

(p)       all books and records pertaining to the other property described in this Section 2.1;

(q)       all property of any Grantor held by the Collateral Agent (including in its capacity as Escrow Agent under the Escrow Agreement) or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Collateral Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;

(r)        all other Goods and personal property of such Grantor, whether tangible or intangible and wherever located; and

(s)       to the extent not otherwise included, all Proceeds of any of the foregoing;

provided, however, (i) that “Collateral” shall not include any Excluded Property and (ii) that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date of the Original Security Agreement to constitute Collateral.

In addition, notwithstanding any of the other provisions set forth in this Article II or anything else contained in this Agreement or any other Loan Document, the amount of all Secured Obligations secured by the Limited Entities’ assets shall not at any time in the aggregate exceed the lesser of (i) $200,000,000 and (ii) 90% of the excess, as reflected on the Limited Entities’ most recent audited financial statements as of the date of determination of the Limited Entities’ liabilities hereunder, of the Limited Entities’ total assets (including any note receivable from an affiliate, but only to the extent that a demand on such note receivable has been made and has been satisfied since the date of the Limited Entities’ most recent audited financial statements) over the Limited Entities’ total liabilities.

Notwithstanding anything herein or in any other Loan Document to the contrary, it is hereby acknowledged and agreed that (a) the perfection and priority of the security interests granted by the Limited Entities, (b) the delivery of any Collateral by the Limited Entities to the Collateral Agent and (c) if it would result in an impairment of surplus of the Limited Entities to the extent that the surplus is less than the amount prescribed by the Vermont Commissioner pursuant to Section 6004(b) of Title 8 of the Vermont Statutes Annotated, the enforcement of rights and remedies of the Secured Parties are, in each case, subject to the prior consent of the Vermont Commissioner.

Section 2.2	Grant of Security Interest in Collateral

Each Grantor that is not a New Entity hereby confirms its mortgage, pledge, hypothecation and grant of a security interest in all of its right title and interest in the Collateral to the Collateral Agent for the benefit of the Secured Parties pursuant to the Original Security Agreement. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Se-

cured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral; provided, however, that if and when any property of a Grantor that at any time constituted Excluded Property becomes Collateral, the Collateral Agent shall have, and at all times from and after the date of the Original Security Agreement, be deemed to have had, a lien on and security interest in such property.

This Agreement amends and restates the Original Security Agreement. The obligations of the Grantors under the Original Security Agreement and the grant of security interest in the Collateral by the Grantors under the Original Security Agreement shall continue under this Agreement and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement. It is understood and agreed that the Original Security Agreement is being amended and restated by entry into this Agreement by the consent of the Requisite Lenders under the Original Credit Agreement in accordance with Section 7.1 of the Original Security Agreement and in connection with their approval of the amendment and restatement of the Original Credit Agreement on the Restatement Effective Date. All references in other Loan Documents to the “Security Agreement” shall refer to this Agreement.

Notwithstanding any of the other provisions set forth in this Article II or anything else contained in this Agreement or any other Loan Document, the aggregate amount of all Secured Obligations secured under the Collateral Documents by Principal Property (as defined in each Senior Note Indenture) or any shares of capital stock or evidences of Indebtedness (as defined in each Senior Note Indenture) issued by any Domestic Subsidiary (as defined in each Senior Note Indenture) and owned by Wendy’s International, Inc. or any Domestic Subsidiary (as defined in each Senior Note Indenture) (collectively, the “Restricted Property”) shall not, at any time, exceed the aggregate amount (such amount, the “Indenture Threshold Amount”) of Indebtedness (as defined in each Senior Note Indenture) that may be secured by Restricted Property under each Senior Note Indenture, determined in accordance with the terms of each Senior Note Indenture, without requiring holders of the applicable Senior Notes to be equally and ratably secured in accordance with the terms of such Senior Note Indenture. It is understood and acknowledged by the parties hereto (including, by its acceptance of the benefit of this Agreement, each Secured Party) that (v) as of the Restatement Effective Date, the total amount of Secured Obligations is in excess of the Indenture Threshold Amount as of the Restatement Effective Date, (w) from time to time after the Restatement Effective Date, the total amount of the Secured Obligations may be in excess of the Indenture Threshold Amount then in effect, (x) as of the Restatement Effective Date, the Secured Obligations in excess of the Indenture Threshold Amount are not secured by any Restricted Property hereunder or under any other Collateral Document, (y) at any time after the Restatement Effective Date, any Secured Obligations in excess of the Indenture Threshold Amount in effect at such time shall not be secured by any Restricted Property hereunder or under any other Collateral Document and (z) in no event shall any Lien (as defined in each Senior Note Indenture) on any Restricted Property in favor of any Secured Party created hereunder or under any other Collateral Document at any time secure any Secured Obligations in excess of the Indenture Threshold Amount then in effect. For the avoidance of doubt, the calculation of the Indenture Threshold Amount at any date of determination shall take into account all outstanding Attributable Value (as defined in each Senior Note Indenture) of all Sale and Lease-Back Transactions (as defined in each Senior Note Indenture) permitted pursuant to the last paragraph of Section 1009 of each Senior Note Indenture as of such date and all Indebtedness (as defined in each Senior Note Indenture) of Wendy’s International, Inc. and its Domestic Subsidiaries (as defined in each Senior Note Indenture) secured by Liens (as defined in each Senior Note Indenture) permitted pursuant to the last paragraph of Section 1008 of each Senior Note Indenture as of such date.

ARTICLE III	REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the Issuer, the Collateral Agent and the other Agents to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Collateral Agent, the Lenders, the Issuer and the other Secured Parties:

Section 3.1	Title; No Other Liens

Except for Liens granted to the Collateral Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Certificated Securities, (b) is the owner of the Pledged Collateral pledged by it hereunder constituting Instruments, (c) is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and (d) subject to the last sentence of Section 2.1, has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 3.2	Perfection and Priority

The security interests granted pursuant to this Agreement shall constitute valid and, except as set forth in Schedule 3.2, continuing perfected security interests in favor of the Collateral Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Patent and Trademark Office or the United States Copyright Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the timely and proper completion of the filings and other actions specified on Schedules 6 and 12(c) to the Perfection Certificate (which, in the case of all filings and other documents referred to on such schedules, have been delivered to the Collateral Agent in completed and duly executed form), (ii) the delivery to the Collateral Agent of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Collateral Agent or in blank, (iii) the execution of Securities Account Control Agreements with respect to all Securities Accounts, (iv) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts of a Grantor, (v) in the case of Collateral in which a security interest may be perfected by filing with the United States Patent and Trademark Office, filing of a short-form security agreement in the form attached hereto as Annex 5 with the United States Patent and Trademark Office and (vi) in the case of Collateral in which a security interest may be perfected by filing with the United States Copyright Office, filing of a short-form security agreement in the form attached hereto as Annex 5 with the United States Copyright Office. Security interests in collateral that is subject to foreign jurisdiction Requirements of Law may require additional actions in accordance with the Requirements of Law of such jurisdictions. The security interest created hereunder in favor of the Collateral Agent for the benefit of the Secured Parties is prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Collateral Agent’s Lien by operation of law or otherwise as permitted under the Credit Agreement.

Section 3.3	Jurisdiction of Organization; Chief Executive Office

Such Grantor’s jurisdiction of organization, legal name, type of entity, Federal Taxpayer Identification Number and organizational identification number, if any, in each case as of the Restatement Effective Date, is specified on Schedule 1(a) to the Perfection Certificate. Any other corporate or organizational name such Grantor has had in the past five years, together with the date of the relevant change, is specified on Schedule 1(b) to the Perfection Certificate. Any other name (including trade names or similar appellations) used by such Grantor, or any other business or organization to which such Grantor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, during the five years preceding the Restatement Effective Date, together with the date of the relevant change, is specified on Schedule 1(c) to the Perfection Certificate. Also specified on Schedule 1(c) to the Perfection Certificate is any other name used by any other business or organization to which such Grantor become the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, during the five years preceding the Restatement Effective Date, together with the name of the other business or organization, type of entity, jurisdiction of organization and date of the relevant change. The location of such Grantor’s chief executive office, as of the Restatement Effective Date, is specified onSchedule 2(a) to the Perfection Certificate and Schedule 3(a) to the Perfection Certificate lists all other locations of such Grantor’s chief executive office for the four months preceding the Restatement Effective Date.

Section 3.4	Inventory and Equipment

On the Restatement Effective Date, such Grantor’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedules 2(a), (b), (c), (d) and/or (e) to the Perfection Certificate. Schedule 3(a) to the Perfection Certificate lists the locations of Inventory and Equipment listed on Schedules 2(a), (b), (c), (d) and (e) to the Perfection Certificate for the four months preceding the Restatement Effective Date.

Section 3.5	Pledged Collateral

(a)       The Pledged Stock pledged hereunder by such Grantor on the Restatement Effective Date is listed on Schedules 10(a) and 10(b)to the Perfection Certificate and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 10(a) or 10(b) to the Perfection Certificate.

(b)       All of the Pledged Stock (other than Pledged Stock in limited liability companies and partnerships) has been duly authorized, validly issued and is fully paid and nonassessable.

(c)       Each of the Pledged Stock constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(d)       All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Collateral Agent in accordance with Section 4.4(a) hereof and Section 7.11 of the Credit Agreement.

(e)       All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.

(f)        Other than Pledged Stock constituting General Intangibles, there is no Pledged Collateral other than that represented by Certificated Securities or Instruments in the possession of the Collateral Agent, or that consists of Financial Assets held in a Control Account or that consists of Financial Assets (and, for the avoidance of doubt, money market funds and uncertificated securities) not required to be in a Control Account pursuant to Section 7.12(a) of the Credit Agreement.

(g)       The Constituent Documents of any Person governing any Pledged Stock of any limited liability company, partnership or similar entity do not, upon the occurrence and during the continuance of an Event of Default, (i) prevent the Collateral Agent from exercising all of the rights of the Grantor granting the security interest therein, (ii) prevent a transferee or assignee of Stock of such Person from becoming a member partner or, as the case may be, other holder of such Pledged Stock to the same extent as the Grantor in such Person entitled to participate in the management of such Person or (iii) provide that upon the transfer of the entire interest of such Grantor, the transferee of such interest ceases to be a member, partner or, as the case may be, other holder of such Pledged Stock, in each case, other than requirements that transfers be effected in compliance with applicable securities laws.

Section 3.6	Accounts

No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Collateral Agent properly endorsed for transfer, to the extent delivery is required by Section 4.4.

Section 3.7	Intellectual Property

(a)       Schedules 12(a) and 12(b) to the Perfection Certificate list all United States and/or Canada registrations for and issuances of Intellectual Property and applications therefor, and material unregistered trademarks and copyrights owned by such Grantor on the Restatement Effective Date. Schedules 12(a) and 12(b) to the Perfection Certificate also list all material license agreements pursuant to which Material Intellectual Property is licensed to such Grantor on the Restatement Effective Date.

(b)       Except as set forth on Schedules 12(a) and 12(b) to the Perfection Certificate, to the knowledge of the Grantor, all registered Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and, to the knowledge of the Grantor, the use thereof in the business of such Grantor does not infringe, misappropriate, dilute or otherwise violate the intellectual property rights of any other Person in any material respect.

(c)       Except as set forth inSchedules 12(a) and 12(b) to the Perfection Certificate, none of the Material Intellectual Property owned by such Grantor is the subject of any material license pursuant to which such Grantor is the licensor on the Restatement Effective Date.

(d)       No holding, decision or judgment has been rendered against such Grantor by any Governmental Authority that would reasonably be interpreted to, in whole or in part, limit, impair, cancel or question the validity of, or such Grantor’s rights in, any Material Intellectual Property.

(e)       No action or proceeding seeking to, in whole or in part, limit, impair, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein is pending against such Grantor or, to the knowledge of such Grantor, threatened. There are no outstanding final claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property.

Section 3.8	Deposit Accounts, Securities Accounts and Commodity Accounts

The only Deposit Accounts, Securities Accounts and Commodity Accounts maintained by any Grantor on the Restatement Effective Date are those listed on Schedule 14 to the Perfection Certificate which sets forth such information separately for each Grantor.

Section 3.9	Commercial Tort Claims

The only Commercial Tort Claims of any Grantor in excess of $2.0 million existing on the Restatement Effective Date are those listed on Schedule 13 to the Perfection Certificate, which sets forth such information separately for each Grantor.

ARTICLE IV	COVENANTS

Each Grantor agrees with the Collateral Agent to the following until all Secured Obligations are paid in full, unless the Requisite Lenders otherwise consent in writing:

Section 4.1	Generally

Such Grantor shall (a) not create or suffer to exist any Lien upon or with respect to any Collateral, except Liens permitted under Section 8.2 of the Credit Agreement, (b) not use any Collateral, and use commercially reasonable efforts not to permit any Collateral to be used, unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Closing Date Related Document, any Requirement of Law or any policy of insurance covering the Collateral, in each case in any material respect, (c) except as permitted under the Credit Agreement, not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any Collateral if such restriction would have a Material Adverse Effect and (d) promptly notify the Collateral Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any Collateral regardless of whether or not it has a Material Adverse Effect.

Section 4.2	Maintenance of Perfected Security Interest; Further Documentation

(a)       Such Grantor shall maintain the security interests created by this Agreement as security interests having at least the priority described in Section 3.2 and Section 2.2 and shall defend such security interests and such priority against the claims and demands of all Persons to the extent adverse to such Grantor’s ownership rights or otherwise inconsistent with this Agreement or the other Loan Documents; provided, however, that security interests that relate solely to Collateral the aggregate value of which does not exceed $1,000,000 are deemed invalid or unenforceable, such invalidity or unenforceability may remain to the extent not constituting an Event of Default under Section 9.1(j) of the Credit Agreement for the period specified therein.

(b)       Such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Collateral Agent.

(c)       At any time and from time to time, upon the reasonable written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded or authorize the recording of, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or any other Requirement of Law relating to registration of Liens over Intellectual Property or other personal property) in effect in any jurisdiction with respect to the security interests created hereby and, subject to Section 7.12 of the Credit Agreement, the execution and delivery of Deposit Account Control Agreements and Securities Account Control Agreements.

Section 4.3	Changes in Locations, Name, Etc.

(a)       Except upon ten days’ prior written notice to the Collateral Agent and subsequent prompt delivery to the Collateral Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i)   change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3; or

(ii)  change its legal name or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed or other filing or registration made in connection with this Agreement would become misleading or otherwise ineffective.

(b)       Such Grantor shall keep and maintain at its own cost and expense, and in accordance with its standard operating procedures, satisfactory records of the Collateral.

Section 4.4	Pledged Collateral

(a)       Such Grantor shall deliver to the Collateral Agent all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral but excluding (i) Instruments that are not, individually or in the aggregate, in excess of $1.0 million and (ii) checks received in the ordinary course of business and other Instruments received in the ordinary course of business that are deposited into Deposit Accounts or Securities Accounts of such Grantor), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 3, or such other documentation reasonably acceptable to the Collateral Agent. Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. The Collateral Agent shall have the right at any time upon the occurrence and during the continuance of any Event of Default, to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b)       Except as provided in Article V, such Grantor shall be entitled to receive all dividends paid in respect of the Pledged Collateral with respect to the Pledged Collateral. Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to perfected Requisite Liens in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any such sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor and not otherwise be subject to perfected Requisite Liens in favor of the Collateral Agent, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

(c)       Except as provided in Article V, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would materially impair the Collateral, be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(d)       Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Securities Accounts or Deposit Accounts (other than any Excluded Property) of such Grantor to any Person other than the Collateral Agent.

(e)       In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it, to comply with such terms insofar as such terms are applicable to it and to comply with all instructions from the Collateral Agent with respect to any Pledged Collateral after an Event of Default (without the consent of the owner of such Pledged Collateral). In the case of any Grantor that is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral, such Grantor consents to (i) the exercise of the rights granted to the Collateral Agent hereunder (including those described in Section 5.3),and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and to the transfer of such Pledged Stock after the occurrence and during the continuance Event of Default to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Grantor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. Such Grantor agrees to execute and deliver to the Collateral Agent such certificates, agreements and other documents as may be reasonably necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).

(f)        Such Grantor shall not, without the consent of the Collateral Agent (and to the extent required pursuant to Section 8.11 of the Credit Agreement, any Lender or Agent), agree to any amendment of any Constituent Document that in any way materially adversely affects the perfection of the security interests of the Collateral Agent in any Pledged Collateral pledged by any Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.

Section 4.5	Accounts

(a)       Such Grantor shall not, other than as permitted by the Credit Agreement, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could materially adversely affect the value thereof.

(b)       Subject to the limitations in Section 7.6 of the Credit Agreement, the Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall use commercially reasonable efforts to furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith.

Section 4.6	Delivery of Instruments and Chattel Paper

If any amount in excess of $1.0 million payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall promptly deliver such Instrument or Chattel Paper to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent.

Section 4.7	Intellectual Property

(a)       Such Grantor (either itself or through licensees) shall, to the extent such Grantor deems necessary and beneficial to such Grantor’s business in accordance with its reasonable business judgment, (i) continue to use each Trademark owned by such Grantor that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used that is material to such Grantor’s business or the business of the Grantors taken as a whole, free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark such that no rights under such Trademark are cancelled, impaired, genericized or otherwise negatively affected, (iii) use such Trademark with all appropriate notices and legends required by applicable Requirements of Law, (iv) not adopt or use any Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain perfected Requisite Liens in such mark pursuant to this Agreement and (v) not (and not knowingly permit any licensee or sublicensee thereof to) knowingly do any act or omit to do any act whereby such Trademark (or any goodwill associated therewith) that constitutes Material Intellectual Property may become destroyed, invalidated, impaired or harmed in any material respect; provided that clauses (i), (ii) and (v) above shall not apply to any advertising slogan so long as (x) such slogan is no longer in use by such Grantors or the franchisees of the Grantors (in such Grantor’s reasonable estimation) and (y) such Grantor does not, in its reasonable estimation, expect to use such slogan (or any substantially similar slogan) in the future.

(b)       Such Grantor (either itself or through licensees) shall, in accordance with its reasonable business judgment, not knowingly do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, limited, cancelled in whole or in part, invalidated in whole or in part, abandoned or dedicated to the public (except for Patents expiring at the end of their statutory terms).

(c)       Such Grantor (either itself or through licensees), in accordance with its reasonable business judgment, shall not (either itself or through licensees) knowingly do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain (except for Copyrights expiring at the end of their statutory terms).

(d)       Such Grantor (either itself or through licensees) shall not do any unreasonable act, or knowingly omit to do any act, whereby any trade secret that is Material Intellectual Property may become publicly available or otherwise unprotectable. For the avoidance of doubt, it shall not be an unreasonable act for such Grantor to make any trade secret publicly available for the purpose of disclosure in any patent application by such Grantor.

(e)       Such Grantor (either itself or through licensees) shall not knowingly do any act that uses any Material Intellectual Property to infringe, dilute, misappropriate, violate or otherwise harm the intellectual property rights of any other Person in any material respect.

(f)        Such Grantor shall notify the Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or material development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, or any other Governmental Authority or any international agency or similar authority, but excluding any non-final office actions or ordinary course correspondence issued by such Governmental Authorities), regarding such Grantor’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(g)       Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar Governmental Authority of or within the United States or Canada, such Grantor shall report such filing to the Collateral Agent within 10 Business Days after the last day of the Fiscal Quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in any Copyright, Patent or Trademark (other than Excluded Property) and the goodwill of such Grantor relating thereto or represented thereby.

(h)       Such Grantor shall take all reasonable actions necessary or appropriate or requested by the Collateral Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, any similar Governmental Authority of or within the United States or Canada and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability, opposition and interference and cancellation proceedings, and payment of all applicable fees, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance or pursuit of any such registration or application is no longer necessary or beneficial to the conduct of Grantor’s business.

(i)        In the event that any Material Intellectual Property is or has been materially infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Collateral Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in accordance with its reasonable business judgment in response to such infringement, misappropriation or dilution, including promptly bringing suit for infringement, misappropriation or dilution and/or other cause of action and to recover all damages, injunctive relief and declaratory judgments in connection with such infringement, misappropriation, dilution or other cause of action (unless such Grantor has a good faith reason not to bring such suits), and shall take such other actions as may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

(j)        Unless otherwise agreed to by the Collateral Agent, such Grantor shall execute and deliver to the Collateral Agent for filing (i) in the United States Copyright Office, a short-form copyright security agreement in the form attached hereto as Annex 5, (ii) in the United States Patent and Trademark Office, a short-form patent security agreement in the form attached hereto as Annex 5, and (iii) in the United States Patent and Trademark Office, a short-form trademark security agreement in form attached hereto as Annex 5.

Section 4.8	Vehicles

Upon the occurrence and during the continuance of any Event of Default, if requested by the Collateral Agent, within 30 days after the date of such request, such Grantor shall file all applications for certificates of title or ownership indicating the Collateral Agent’s Requisite Liens in the Vehicle covered by such certificate and any other necessary documentation, in each office in each jurisdiction that the Collateral Agent shall deem advisable to perfect the Collateral Agent’s Requisite Liens in the Vehicles.

Section 4.9	Payment of Obligations

Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all federal taxes and all material other taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in accordance with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral.

Section 4.10	Notice of Commercial Tort Claims

Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence) in excess of $2.0 million, (i) such Grantor shall deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, a notice of the existence and nature of such Commercial Tort Claim and grant to the Collateral Agent in such notice a security interest therein and in the Proceeds thereof within 10 Business Days after the last day of the Fiscal Quarter in which such Commercial Tort Claim is acquired and (ii) the provisions of Section 2.1shall apply to such Commercial Tort Claim.

Section 4.11	Letter of Credit Rights

Such Grantor agrees that if such Grantor is at any time a beneficiary under a Letter of Credit in excess of $500,000 now or hereafter issued, such Grantor shall notify the Collateral Agent thereof within 10 Business Days after the last day of the Fiscal Quarter in which such right is acquired and such Grantor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

ARTICLE V	REMEDIAL PROVISIONS
Section 5.1	Code and Other Remedies

During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other applicable Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.

Section 5.2	Accounts and Payments in Respect of General Intangibles

(a)       In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within fiveBusiness Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent, in an Approved Deposit Account or a Cash Collateral Account. Subject to the subordination provisions described in Schedule 5.2, until so turned over, such payment shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)       At the Collateral Agent’s request, during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles in its possession, including all original orders, invoices and shipping receipts in its possession.

(c)       The Collateral Agent may, without prior notice (it being agreed that the Collateral Agent shall give prompt written notice to the Borrower after taking such action), at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

(d)       The Collateral Agent in its own name or in the name of others may at any time during the continuance of an Event of Default, upon prior written notice to the applicable Grantor, communicate with Account Debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible and the Collateral Agent, to the extent permitted under applicable Requirements of Law, shall give written notice to the relevant Grantor on, prior to or promptly after such exercise of the Collateral Agent’s intent to exercise its corresponding rights under this Section 5.2; provided, however, that the failure of the Collateral Agent to give notice shall not affect the rights of the Collateral Agent hereunder and shall not otherwise result in any liability for the Collateral Agent.

(e)       Upon the request of the Collateral Agent at any time during the continuance of an Event of Default, and to the extent permitted under applicable Requirements of Law, if the Collateral Agent shall have given written notice to the relevant Grantor on, prior to or promptly after such exercise of the Collateral Agent’s intent to exercise its corresponding rights under this Section 5.2 (provided, however, that the failure to give notice shall not affect the rights of the Collateral Agent hereunder and shall not otherwise result in any liability for the Collateral Agent), each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. In addition, the Collateral Agent may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.

(f)        Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Collateral Agent and no other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, and neither the Collateral Agent nor any other Secured Party shall be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time.

Section 5.3	Pledged Collateral

(a)       During the continuance of an Event of Default, upon written notice by the Collateral Agent to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any Proceeds of the Pledged Collateral in order to make application thereof to the Secured Obligations in the order set forth in the Credit Agreement and (ii) the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or Issuer of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent shall not have any duty to any Grantor to exercise any such right, privilege or option and the Collateral Agent shall not be responsible for any failure to do so or delay in so doing.

(b)       In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, during the continuance of any Event of Default (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, each such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c)       Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly provided hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Collateral Agent.

Section 5.4	Application of Proceeds of Collateral and Other Payments

Proceeds of Collateral received by the Collateral Agent that, pursuant to Section 2.13(g) of the Credit Agreement, are required to be applied pursuant to this Agreement, shall be applied to the Secured Obligations as follows:

(a)       first, to pay interest on and then principal of any portion of any Loan that the Administrative Agent or the Collateral Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or Borrowers or Co-Borrowers;

(b)       second, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent and the Collateral Agent;

(c)       third, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the other Secured Parties;

(d)       fourth, to pay Secured Obligations in respect of any fees then due to the Secured Parties;

(e)       fifth, to pay interest then due and payable in respect of all Loans and Reimbursement Obligations;

(f)        sixth, to pay or prepay principal payments on all Loans, all Reimbursement Obligations, Cash Management Obligations and all Obligations under Hedging Contracts then due and payable by any Loan Party and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 of the Credit Agreement, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations, obligations under Hedging Contracts, Cash Management Obligations and Letter of Credit Undrawn Amounts; and

(g)	seventh, to the ratable payment of all other Secured Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Secured Obligations set forth in any of clauses (a) through (g) above, the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligations ratably, based on the proportion of each Agent’s and each Lender’s or Issuer’s interest in the aggregate outstanding Secured Obligations described in such clauses; provided, however, that payments that would otherwise be allocated to the Revolving Credit Lenders shall be allocated first to repay Swing Loans until such Loans are paid in full and then to repay the Revolving Loans. Any balance remaining after the Secured Obligations have been paid in full shall be paid to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

Section 5.5	Registration Rights

(a)       If the Collateral Agent shall exercise its rights to sell any of the Pledged Collateral pursuant to Section 5.1, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor shall cause the issuer thereof to (i) execute and deliver, and use commercially reasonable efforts to cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of two years from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto or to the related prospectus that, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in accordance with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction that the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act.

(b)       Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall not be under any obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

(c)       Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5valid and binding and in compliance with all other applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 5.5will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives, to the fullest extent permitted by law, and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement or that the Secured Obligations have been paid in full or that such covenants have been fully performed.

Section 5.6	Deficiency

Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and out-of-pocket disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.

ARTICLE VI	THE COLLATERAL AGENT
Section 6.1	Collateral Agent’s Appointment as Attorney-in-Fact

(a)       Until such time as all Secured Obligations shall have been paid in full, each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:

(i)   in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

(ii)  in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper with any Governmental Authority of or within the United States or Canada as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interests in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for inSection 5.1 or5.5, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or

(v)  (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this clause (a) to the contrary notwithstanding, the Collateral Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.

(b)       If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may, after notifying such Grantor in writing, perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)       The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the

Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)       Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2	Duty of Collateral Agent

The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall not and no other Secured Party, nor any of their respective officers, directors, employees or agents, shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct and the gross negligence or willful misconduct of any of their own officers, directors, employees or agents.

Section 6.3	Authorization of Financing Statements

Each Grantor authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor,” “all personal property of the debtor” or words of similar effect. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 6.4	Authority of Collateral Agent

Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by it or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral

Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Secured Parties it represents as collateral agent with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VII	MISCELLANEOUS
Section 7.1	Amendments in Writing

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement; provided, however, that this Agreement may be supplemented (but no existing provisions may be modified) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 3 and Annex 4 respectively, in each case duly executed by the Collateral Agent and each Grantor directly affected thereby.

Section 7.2	Notices

All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.8of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to Borrower’s notice address set forth in such Section 11.8.

Section 7.3	No Waiver by Course of Conduct; Cumulative Remedies

The Collateral Agent shall not, and no other Secured Party shall, by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4	Successors and Assigns

This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral

Agent, except pursuant to mergers, liquidations or dissolutions permitted pursuant to Section 8.7of the Credit Agreement.

Section 7.5	Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.

Section 7.6	Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.7	Section Headings

The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

Section 7.8	Entire Agreement

This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 7.9	Governing Law

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 7.10	Additional Grantors

If, pursuant toSection 7.11of the Credit Agreement, any Grantor shall be required to cause any Subsidiary of any Loan Party or any other Person that is not a Grantor to become a Grantor hereunder, such Subsidiary or other Person shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 4 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Restatement Effective Date.

Section 7.11	Release of Collateral

If any Collateral shall be sold or otherwise disposed of or liquidated (other than any such sale or disposition to another Grantor) (or as a result of a purchase money financing permitted under the Credit Agreement comes within the definition of Excluded Property) by any Grantor in a transaction permitted by the Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by those Secured Parties whose approval is required by the applicable Loan Documents), such Collateral shall be released from the Lien created hereby. In connection therewith, the Collateral Agent, at the request and sole expense of Borrower, shall execute and deliver to Borrower all releases or other documents, including, without limitation, UCC termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be sold or disposed or such Grantor is designated as an Unrestricted Subsidiary in accordance with the Credit Agreement; provided, however, that Borrower shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale, other disposition or designation in reasonable detail, together with a certification by Borrower in form and substance satisfactory to the Collateral Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

Section 7.12	Reinstatement

Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

Section 7.13	Termination

This Agreement (other than the reinstatement provisions of Section 7.12) shall terminate upon the payment in full of the Secured Obligations. Upon termination of this Agreement the Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to such Grantors, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released as may be in posses-

sion of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

Section 7.14	Obligations Absolute

All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(i)   any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Grantor;

(ii)  any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto or relating to a Secured Obligation;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto or relating to any Secured Obligation;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v)  any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document or document relating to a Secured Obligation except as specifically set forth in a waiver granted pursuant to the provisions of Section 7.1 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor other than payment in full of the Secured Obligations.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

ARBY'S RESTAURANT GROUP, INC. as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

ARBY'S RESTAURANT HOLDINGS, LLC as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

TRIARC RESTAURANT HOLDINGS, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

WENDY’S INTERNATIONAL HOLDINGS, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

WENDY’S INTERNATIONAL, INC., as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

[Signature Page to the Amended and Restated Pledge and Security Agreement]

ARBY’S SUPPORT CENTER, LLC as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

ARG SERVICES, INC., as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

FRANCHISE ASSOCIATES, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

ARBY’S, LLC as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

ARBY’S RESTAURANT, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

[Signature Page to the Amended and Restated Pledge and Security Agreement]

ARBY’S IP HOLDER TRUST, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM PARTNERS, LLC as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM OPERATING COMPANY, LLC as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM DEVELOPMENT COMPANY, LLC as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

[Signature Page to the Amended and Restated Pledge and Security Agreement]

ARG RESOURCES, LLC as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTMSC, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM GEORGIA, LLC as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM ALABAMA, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM WEST, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

[Signature Page to the Amended and Restated Pledge and Security Agreement]

RTM SEA-TAC, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM INDIANAPOLIS, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM SAVANNAH, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM GULF COAST, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM PORTLAND, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

[Signature Page to the Amended and Restated Pledge and Security Agreement]

RTM MID-AMERICA, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

RTM ACQUISITION COMPANY, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

SYBRA, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

WENDY’S OLD FASHIONED HAMBURGERS OF NEW YORK, INC., as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

WENDY’S OF DENVER, INC., as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

[Signature Page to the Amended and Restated Pledge and Security Agreement]

WENDY’S OF N.E. FLORIDA, INC., as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

THE NEW BAKERY CO. OF OHIO, INC., as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

SCIOTO INSURANCE COMPANY, as Grantor
By:	/s/ Chris A. Varin
Name: Chris A. Varin Title: V.P. , Assistant Secretary

OLDEMARK LLC, as Grantor
By:	/s/ Chris A. Varin
Name: Chris A. Varin Title: V.P., Assistant Secretary

BDJ 71112, LLC, as Grantor
By:	/s/ Daniel T. Collins
Name: Daniel T. Collins Title: Sr. Vice President & Treasurer

[Signature Page to the Amended and Restated Pledge and Security Agreement]

ACCEPTED AND AGREED as of the date first above written: CITICORP NORTH AMERICA, INC. as Collateral Agent
By:	/s/ David Leland
Name: David Leland Title: Vice President

[Signature Page to the Amended and Restated Pledge and Security Agreement]

ANNEX 1

TO

PLEDGE AND SECURITY AGREEMENT

FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT

___________, ____

[Financial Institution]

[Address]

Ladies and Gentlemen:

Reference is made to account no. [__________] maintained with you (the “Bank”) by [                      ] (the “Company”), into which funds are deposited from time to time (the “Account”). The Company has entered into a Pledge and Security Agreement, dated as of July 25, 2005 and amended and restated as of March 11, 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Pledge and Security Agreement”), among Arby’s Restaurant Group, Inc., Arby’s Restaurant Holdings, LLC, Wendy’s International Holdings, LLC, Wendy’s International, Inc., Triarc Restaurant Holdings, LLC, certain of their subsidiaries and/or affiliates party thereto and Citicorp North America, Inc. as collateral agent for the Secured Parties referred to therein (in such capacity, the “Collateral Agent”).

Pursuant to the Amended and Restated Pledge and Security Agreement and related documents, the Company has granted to the Collateral Agent, for the benefit of the Secured Parties, security interests in certain property of the Company, including, among other things, accounts, inventory, equipment, instruments, general intangibles and all proceeds thereof (the “Collateral”). Payments with respect to the Collateral are or hereafter may be made to the Account. You, the Company and the Collateral Agent are entering into this letter agreement to perfect the security interests of the Collateral Agent in the Account.

The Company hereby transfers to the Collateral Agent control of the Account and all funds and other property on deposit therein. By your execution of this letter agreement, you (i) agree that you shall comply with instructions originated by the Collateral Agent directing disposition of the funds in the Account without further consent of the Company and (ii) acknowledge and agree that the Collateral Agent now has exclusive control of the Account, that all funds and other property on deposit in the Account shall be transferred to the Collateral Agent as provided herein, that the Account is being maintained by you for the benefit of the Collateral Agent and that all amounts and other property therein are held by you as custodian for the Collateral Agent.

Except as provided in clause (d)below, the Account shall not be subject to deduction, set-off, banker’s lien, counterclaim, defense, recoupment or any other right in favor of any person or entity other than the Collateral Agent. By your execution of this letter agreement you

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also acknowledge that, as of the date hereof, you have received no notice of any other pledge or assignment of the Account and have not executed any agreements with third parties covering the disposition of funds in the Account. You agree with the Collateral Agent as follows:

(a)       Except as set forth in clause (b) below, notwithstanding anything to the contrary or any other agreement relating to the Account, the Account is and shall be maintained for the benefit of the Collateral Agent and shall be entitled “Citicorp North America, Inc. [name of Company] Account” and shall be subject to written instructions only from an authorized officer of the Collateral Agent.

(b)       Prior to the delivery to you of a written notice from the Collateral Agent in the form of Exhibit A hereto (a “Blockage Notice”), you are authorized to comply with instructions from the Company with respect to the Account.

(c)       From and after the delivery to you of a Blockage Notice, you shall transfer on each business day (by wire transfer or other method of transfer mutually acceptable to you and the Collateral Agent that sent such Blockage Notice) the entire Balance in the Account to the account of the Collateral Agent set forth in the Blockage Notice or to such other account as the Collateral Agent may otherwise designate in writing after the delivery of such Blockage Notice (the “Collateral Agent Concentration Account”).

(d)       All customary service charges and fees with respect to the Account shall be debited to the Account. In the event insufficient funds remain in the Account to cover such customary service charges and fees, the Company shall pay and indemnify you for the amounts of such customary service charges and fees.

This letter agreement shall be binding upon and shall inure to the benefit of you, the Company, the Collateral Agent, the Secured Parties referred to in the Amended and Restated Pledge and Security Agreement and the respective successors, transferees and assigns of any of the foregoing. This letter agreement may not be modified except upon the mutual consent of the Collateral Agent, the Company and you. You may terminate the letter agreement only upon 30 days’ prior written notice to the Company and the Collateral Agent. The Collateral Agent may terminate this letter agreement upon prior 15 days’ written notice to you and the Company. Upon such termination you shall close the Account and transfer all funds in the Account to the Collateral Agent Concentration Account or as otherwise directed by the Collateral Agent. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Collateral Agent Concentration Account or as the Collateral Agent may otherwise direct all funds and other property received in respect of the Account.

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

This letter agreement supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be amended, modified or supplemented except by a

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writing signed by the Collateral Agent, the Company and you. You have not, and, without the prior consent of the Collateral Agent and the Company, you shall not, agree with any third party to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party.

The Company hereby agrees to indemnify and hold you, your directors, officers, agents and employees harmless against all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, all court costs and reasonable attorney fees, in each case in any way related to or arising out of or in connection with this letter agreement or any action taken or not taken pursuant hereto, except to the extent caused by your gross negligence or willful misconduct.

Except as otherwise provided herein, your obligations hereunder shall continue in effect until the security interests of the Collateral Agent in the Account and all funds therein or credited thereto have been terminated pursuant to the terms of the Amended and Restated Pledge and Security Agreement and the Collateral Agent has notified you of such termination in writing.

This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York. For purposes of the Uniform Commercial Code, the State of New York shall be deemed the Bank’s jurisdiction.

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Upon acceptance of this letter agreement it shall be the valid and binding obligation of the Company, the Collateral Agent, and you, in accordance with its terms.

Very truly yours,

[NAME OF COMPANY]
By:	/s/
Name: Title:

Citicorp North America, Inc., as Collateral Agent
By:	/s/
Name: Title:

ACKNOWLEDGED AND AGREED as of the date first above written: [FINANCIAL INSTITUTION]
By:	/s/
Name: Title:

[Signature Page to Deposit Account Control Account Agreement]

EXHIBIT A

TO

DEPOSIT ACCOUNT CONTROL AGREEMENT

FORM OF COLLATERAL AGENT BLOCKAGE NOTICE

[Financial Institution]

[Address]

Re: Account No. ________________ (the “Account”)

Ladies and Gentlemen:

Reference is made to the Account and that certain Deposit Account Control Agreement dated __________, 20__ among you, Citicorp North America, Inc., as Collateral Agent (in such capacity, the “Collateral Agent”), and [_____________] (the “Deposit Account Control Agreement”). Capitalized terms used herein shall have the meanings given to them in the Deposit Account Control Agreement.

The Collateral Agent hereby notifies you that, from and after the date of this notice, you are hereby directed to transfer (by wire transfer or other method of transfer mutually acceptable to you and the Collateral Agent) to the Collateral Agent, in same day funds, on each business day, the entire balance in the Account to the following account:

ABA Number:

Name of Bank:

Address:

Account Name:
Account Number:
Reference:
Attn:

or to such other account as the Collateral Agent may from time to time designate in writing.

Very truly yours,

CITICORP NORTH AMERICA, INC., as Collateral Agent
By:	/s/
Name: Title:

ANNEX 2

TO

PLEDGE AND SECURITY AGREEMENT

FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

___________, 20__

[Name and Address

of Approved Securities

Intermediary]

Ladies and Gentlemen:

The undersigned ___________________ (the “Pledgor”) together with certain of its affiliates are party to a Pledge and Security Agreement, dated as of July 25, 2005 and amended and restated as of March 11, 2009 (the “Amended and Restated Pledge and Security Agreement”), in favor of Citicorp North America, Inc., as the collateral agent for the Secured Parties referred to therein (in such capacity, the “Collateral Agent”) pursuant to which security interests are granted by the Pledgor in all present and future Assets (hereinafter defined) in Account No. _______ of the Pledgor (the “Pledge”).

In connection therewith, the Pledgor hereby instructs you (the “Approved Securities Intermediary”) to do all of the following:

1.         maintain the Account, as “__________ - Citicorp North America, Inc. Control Account”;

2.         hold in the Account the assets, including, without limitation, all financial assets, securities, security entitlements and all other property and rights now or hereafter received in such Account (collectively the “Assets”), including, without limitation, those assets listed on Schedule A attached hereto and made a part hereof;

3.         provide to the Collateral Agent with a duplicate copy to the Pledgor, a monthly statement of Assets and a confirmation statement of each transaction effected in the Account after such transaction is effected; and

4.         honor only the instructions or entitlement orders (within the meaning of Section 8-102 of the UCC (as defined below) (the “Entitlement Orders”) in regard to or in connection with the Account given by an Authorized Officer of the Collateral Agent, except as provided in the following sentence. Until such time as the Collateral Agent gives a written notice in the form of Exhibit A hereto to the Approved Securities Intermediary that the Pledgor’s rights under this sentence have been terminated (on which notice the Approved Securities Intermediary may rely exclusively), the Pledgor acting through an Authorized Officer of the Pledgor may (a) exercise any voting right that it

A2-1

may have with respect to any Asset, (b) give Entitlement Orders and otherwise give instructions to enter into purchase or sale transactions in the Account and (c) withdraw and receive for its own use all regularly scheduled interest and dividends paid with respect to the Assets and all cash proceeds of any sale of Assets (“Permitted Withdrawals”); provided,however, that, unless the Collateral Agent has consented to the specific transaction, the Pledgor shall not instruct the Approved Securities Intermediary to deliver and, except as may be required by law or by court order, the Approved Securities Intermediary shall not deliver, cash, securities, or proceeds from the sale of, or distributions on, such securities out of the Account to the Pledgor or to any other person or entity other than Permitted Withdrawals.

By its signature below, the Approved Securities Intermediary agrees to comply with the Entitlement Orders and instructions of an Authorized Officer of the Collateral Agent (including, without limitation, any instruction with respect to sales, trades, transfers and withdrawals of cash or other of the Assets) without the further consent of the Pledgor or any other person (it being understood and agreed by the Pledgor that the Approved Securities Intermediary shall have no duty or obligation whatsoever to have knowledge of the terms of the Amended and Restated Pledge and Security Agreement or to determine whether or not an event of default exists thereunder). The Pledgor hereby agrees to indemnify and hold harmless the Approved Securities Intermediary, its affiliates, officers and employees from and against all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, all court costs and reasonable attorney’s fees, that may result by reason of the Approved Securities Intermediary complying with such instructions of the Collateral Agent, except to the extent caused by the gross negligence or willful misconduct of the Approved Securities Intermediary.

Any Authorized Officer of the Collateral Agent who shall give oral instructions hereunder shall confirm the same in writing to the Approved Securities Intermediary within five days after such oral instructions are given.

For the purpose of this Agreement, the term “Authorized Officer of the Pledgor” shall refer in the singular to ___________________ or ___________________ (each of whom is, on the date hereof, an officer or director of the Pledgor) and “Authorized Officer of the Collateral Agent” shall refer in the singular to any person who is a vice president or managing director of the Collateral Agent. In the event that the Pledgor shall find it advisable to designate a replacement for any Authorized Officer of the Pledgor, written notice of any such replacement shall be given to the Approved Securities Intermediary and the Collateral Agent.

Except with respect to the obligations and duties as set forth herein, this Agreement shall not impose or create any obligation or duty upon the Approved Securities Intermediary greater than or in addition to the customary and usual obligations and duties of the Approved Securities Intermediary to the Pledgor.

As long as the Assets are pledged to the Collateral Agent, (i) the Approved Securities Intermediary shall not invade the Assets to cover margin debits or calls in any other account of the Pledgor and (ii) the Approved Securities Intermediary agrees that, except for liens resulting from customary commissions, fees, or charges based upon transactions in the Account, it subordinates in favor of the Collateral Agent, any security interest, lien or right of setoff the

A2-2

Approved Securities Intermediary may have. The Approved Securities Intermediary acknowledges that it has not received notice of any other security interest in the Account or the Assets. In the event any such notice is received, the Approved Securities Intermediary shall promptly notify the Collateral Agent. The Pledgor herein represents that the Assets are free and clear of any lien or encumbrance and agrees that, with the exception of the security interests granted tothe Collateral Agent, no lien or encumbrance shall be placed by it on the Assets without the express written consent of the Collateral Agent, and the Approved Securities Intermediary.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and it and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, and the law of the Approved Securities Intermediary’s jurisdiction for the purposes of Section 8-110 of the Uniform Commercial Code in effect in the State of New York (the “UCC”) shall be, the law of the State of New York.

The Approved Securities Intermediary shall treat all property at any time held by the Approved Securities Intermediary in the Account as Financial Assets within the meaning of the UCC. The Approved Securities Intermediary acknowledges that this Agreement constitutes written notification to the Approved Securities Intermediary, pursuant to the UCC and any applicable federal regulations for the Federal Reserve Book Entry System, of the Collateral Agent’s security interests in the Assets. The Pledgor, the Collateral Agent and Approved Securities Intermediary are entering into this Agreement to provide for the Collateral Agent’s control of the Assets and to confirm the security interest of the Collateral Agent in the Assets.

If any term or provision of this Agreement is determined to be invalid or unenforceable, the remainder of this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision were omitted. This Agreement may not be altered or amended in any manner without the express written consent of the Pledgor, the Collateral Agent, and the Approved Securities Intermediary. This Agreement may be executed in any number of counterparts, all of which shall constitute one original agreement.

The Pledgor hereby agrees to indemnify and hold you, your directors, officers, agents and employees harmless against all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation, all court costs and reasonable attorney fees, in each case in any way related to or arising out of or in connection with this letter agreement or any action taken or not taken pursuant hereto, except to the extent caused by your gross negligence or willful misconduct.

This Agreement may be terminated by the Approved Securities Intermediary upon 30 days’ prior written notice to the Pledgor and the Collateral Agent. Upon expiration of such 30-day period, the Approved Securities Intermediary shall be under no further obligation except to hold the Assets in accordance with the terms of this Agreement, pending receipt of written instructions from the Collateral Agent, regarding the further disposition of the pledged Assets.

Except as otherwise provided herein, the obligations of the Approved Securities Intermediary hereunder shall continue in effect until the security interests of the Collateral Agent in the Account and any and all Assets held therein or credited thereto have been terminated pur-

A2-3

suant to the terms of the Amended and Restated Pledge and Security Agreement and the Collateral Agent has notified the Approved Securities Intermediary of such termination in writing

The Pledgor acknowledges that this Agreement supplements any existing agreement of the Pledgor with the Approved Securities Intermediary and, except as expressly provided herein, is in no way intended to abridge any right that the Approved Securities Intermediary might otherwise have.

IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have caused this Agreement to be executed by their duly authorized officers all as of the date first above written.

[NAME OF PLEDGOR]
By:	/s/
Name: Title:

CITICORP NORTH AMERICA, INC., as Collateral Agent
By:	/s/
Name: Title:

Accepted and Agreed as of the date first above written: [APPROVED FINANCIAL INTERMEDIARY]
By:	/s/
Name: Title:

[Signature Page to Securities Accont Control Agreement]

SCHEDULE A

TO

SECURITIES ACCOUNT CONTROL AGREEMENT

PLEDGED COLLATERAL ACCOUNT NUMBER:  _________________

EXHIBIT A

TO

SECURITIES ACCOUNT CONTROL AGREEMENT

FORM OF NOTICE OF CONTROL

[Securities Intermediary]

[Address]

Re: Account No. ________________ (the “Account”)

Ladies and Gentlemen:

Reference is made to the Account and that certain Securities Account Control Agreement dated __________, 20__ among you, Citicorp North America, Inc., as Collateral Agent (in such capacity, the “Collateral Agent”), and _____________ (the “Pledgor”) (such agreement, the “Securities Account Control Agreement”). Capitalized terms used herein shall have the meanings given to them in the Securities Account Control Agreement.

The Collateral Agent hereby notifies you that, from and after the date of this notice, the Pledgor’s rights to give Entitlement Orders with respect to the Account and the other rights afforded to the Pledgor under paragraph 4 of the Securities Account Control Agreement are terminated. From and after the delivery of this notice to you, you shall honor only the Entitlement Orders in regard to or in connection with the Account and/or the financial assets contained therein given by an Authorized Officer of the Collateral Agent.

Very truly yours,

Citicorp North America, Inc., as Collateral Agent
By:	/s/
Name: Title:

ANNEX 3

TO

PLEDGE AND SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT, dated as of __________, 20__, is delivered pursuant to Section 4.4(a)of the Pledge and Security Agreement, dated as of July 25, 2005 and amended and restated as of March 11, 2009, by Arby’s Restaurant Group, Inc. (“Borrower”), Arby’s Restaurant Holdings, LLC (“Holdco Co-Borrower”), Wendy’s International, Inc., an Ohio corporation (“WII Co-Borrower”), Wendy’s International Holdings, LLC (“Ultimate Parent Co-Borrower” and, together with Holdco Co-Borrower, WII Co-Borrower and Borrower, “Borrowers”), Triarc Restaurant Holdings, LLC, the undersigned Grantor and the other subsidiaries and affiliates of Borrowers from time to time party thereto as Grantors in favor of Citicorp North America, Inc., as collateral agent for the Secured Parties referred to therein (the “Amended and Restated Pledge and Security Agreement”). The undersigned hereby agrees that this Pledge Amendment may be attached to the Amended and Restated Pledge and Security Agreement and that the Pledged Collateral listed on this Pledge Amendment shall be and become part of the Collateral referred to in the Amended and Restated Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Amended and Restated Pledge and Security Agreement.

[GRANTOR]
By:	/s/
Name: Title:

Pledged Stock
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

Pledged Debt Instruments
ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A3-1

Acknowledged and Agreed as of the date first above written: Citicorp North America, Inc., as Collateral Agent
By:	/s/
Name: Title:

A3-2

ANNEX 4

TO

PLEDGE AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of __________, 20__, is delivered pursuant to Section 7.10of the Pledge and Security Agreement, dated as of July 25, 2005 and amended and restated as of March 11, 2009, by Arby’s Restaurant Group, Inc. (“Borrower”), Arby’s Restaurant Holdings, LLC (“Holdco Co-Borrower”), Wendy’s International, Inc., an Ohio corporation (“WII Co-Borrower”) Wendy’s International Holdings, LLC (“Ultimate Parent Co-Borrower” and, together with Holdco Co-Borrower, WII Co-Borrower and Borrower, “Borrowers”), Triarc Restaurant Holdings, LLC, and the subsidiaries and affiliates of Borrowers listed on the signature pages thereof in favor of Citicorp North America, Inc., as agent for the Secured Parties (in such capacity, the “Collateral Agent”) referred to therein (the “Amended and Restated Pledge and Security Agreement”). Capitalized terms used herein but not defined herein are used with the meanings given them in the Amended and Restated Pledge and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided inSection 7.10of the Amended and Restated Pledge and Security Agreement, hereby becomes a party to the Amended and Restated Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby collaterally assigns, mortgages, pledges and hypothecates to the Collateral Agent and grants to the Collateral Agent a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.

The information set forth in Annex 1-Ais all information that would be required to be set forth in Schedules 1through15to thePerfection Certificate (as defined in the Amended and Restated Pledge and Security Agreement) if the undersigned were executing the Perfection Certificate on the date hereof. [By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Amended and Restated Pledge and Security Agreement and that the Pledged Collateral listed on Annex 1-Ato this Pledge Amendment shall be and become part of the Collateral referred to in the Amended and Restated Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned.]1

_________________________

1  Insert to pledge Stock of the new Subsidiary without doing a Pledge Amendment.

A4-1

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Amended and Restated Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

A4-2

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:	/s/
Name: Title:

A4-3

Acknowledged and Agreed as of the date first above written: Citicorp North America, Inc., as Collateral Agent
By:	/s/
Name: Title:

A4-4

ANNEX 1-A

A4-5

ANNEX 5

TO

PLEDGE AND SECURITY AGREEMENT

FORM OF SHORT FORM INTELLECTUAL PROPERTY SECURITY AGREEMENT2

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of ___________, 20__, by each of the entities listed on the signature pages hereof [or that becomes a party hereto pursuant to Section 7.10of the Amended and Restated Security Agreement referred to below] (each a “Grantor” and, collectively, the “Grantors”), in favor of Citicorp North America, Inc. (“CNAI”), as agent for the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of July 25, 2005 and amended and restated as of March 11, 2009, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Arby’s Restaurant Group, Inc., a Delaware corporation (“Borrower”), Arby’s Restaurant Holdings, LLC, a Delaware limited liability company (“Holdco Co-Borrower”), Wendy’s International, Inc., an Ohio corporation (“WII Co-Borrower”), Wendy’s International Holdings, LLC (“Ultimate Parent Co-Borrower” and together with Holdco Co-Borrower, WII Co-Borrower and Borrower, “Borrowers”), Triarc Restaurant Holdings, LLC , a Delaware limited liability company, the Lenders and Issuer party thereto and CNAI, as administrative agent for the Lenders and the Issuer (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties referred to therein (in such capacity, the “Collateral Agent”), Banc of America Securities, LLC and Credit Suisse, Cayman Islands Branch, as co-syndication agents for the Lenders and Issuer, and Wachovia Bank, National Association, SunTrust Bank and GE Capital Franchise Finance Corporation, as co-documentation agents for the Lenders and Issuer, the Lenders and the Issuer have severally agreed to make extensions of credit to Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Grantors other than Borrower are party to the Guaranty pursuant to which they have guaranteed the Secured Obligations; and

WHEREAS, all the Grantors are party to an Amended and Restated Pledge and Security Agreement of even date herewith in favor of the Collateral Agent (the “Security Agreement”) pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuer and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders and

_________________________

2  short form agreements should be filed relating to each Grantor’s respective copyrights, patents and trademarks.

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the Issuer to make their respective extensions of credit to Borrowers thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1.	Defined Terms

Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

Section 2.       Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral

[Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor] (the “[Copyright] [Patent] [Trademark] Collateral”):

[(a)      all of its Copyrights, including, without limitation, those referred to on Schedule I hereto;

(b)	all reissues, continuations or extensions of the foregoing; and

(c)       all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future infringement or dilution of any Copyright.]

or

[(a)      all of its Patents, including, without limitation, those referred to on Schedule Ihereto;

(b)       all divisionals, continuations, continuations-in-part, re-issues or extensions of the foregoing; and

(c)       all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement or dilution of any Patent.]

or

[(a)      all of its Trademarks, including, without limitation, those referred to onSchedule I hereto, other than intent-to-use applications until such applications mature into registered trademarks;

A5-2

(b)	all reissues, continuations or extensions of the foregoing;

(c)       all goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(d)       all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or (ii) injury to the goodwill associated with any Trademark.]

Section 3.	Security Agreement

The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

[GRANTOR], as Grantor
By:	/s/
Name: Title:

Accepted and Agreed as of the date first above written: Citicorp North America, Inc., as Collateral Agent
By:	/s/
Name: Title:

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